Exhibit 99.3

CMC MATERIALS, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenue	$324,127	$290,528	$641,173	$578,391
Cost of sales	195,904	166,782	387,114	331,741
Gross profit	128,223	123,746	254,059	246,650

Operating expenses:
Research, development and technical	12,337	12,925	25,665	25,353
Selling, general and administrative	47,111	58,538	103,594	114,458
Impairment charges	-	208,221	9,435	215,568
Entegris Transaction-related expenses	12,243	-	18,293	-
Total operating expenses	71,691	279,684	156,987	355,379

Operating income (loss)	56,532	(155,938)	97,072	(108,729)

Interest expense, net	9,537	9,495	19,280	19,080
Other (expense) income, net	(1,445)	(484)	(1,597)	968
Income (loss) before income taxes	45,550	(165,917)	76,195	(126,841)

Provision for (benefit from) income taxes	10,979	(16,109)	14,196	(8,563)

Net income (loss)	$34,571	$(149,808)	$61,999	$(118,278)

Basic earnings (loss) per share	$1.21	$(5.13)	$2.17	$(4.06)
Diluted earnings (loss) per share	$1.19	$(5.13)	$2.14	$(4.06)

Weighted average basic shares outstanding	28,609	29,210	28,526	29,164
Weighted average diluted shares outstanding	28,999	29,210	28,909	29,164

The accompanying notes are an integral part of these Consolidated Financial Statements.

CMC MATERIALS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited and in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income (loss)	$34,571	$(149,808)	$61,999	$(118,278)

Other comprehensive income:

Foreign currency translation adjustment	(11,112)	(13,763)	(13,741)	7,780
Income tax (expense) benefit	(305)	(52)	(268)	30
Total foreign currency translation adjustment, net of tax	(11,417)	(13,815)	(14,009)	7,810

Unrealized gain on cash flow hedges:
Change in fair value	26,508	19,361	31,979	12,912
Reclassification adjustment into earnings	3,578	3,595	7,155	6,969
Income tax expense	(6,869)	(5,140)	(8,935)	(4,451)
Total unrealized gain on cash flow hedges, net of tax	23,217	17,816	30,199	15,430

Other comprehensive income, net of tax	11,800	4,001	16,190	23,240

Comprehensive income (loss)	$46,371	$(145,807)	$78,189	$(95,038)

The accompanying notes are an integral part of these Consolidated Financial Statements.

CMC MATERIALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except per share amount)

	March 31, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$237,685	$185,979
Accounts receivable, less allowance for credit losses of $460 at March 31, 2022 and $527 at September 30, 2021	169,345	150,099
Inventories	184,730	173,464
Prepaid expenses and other current assets	35,460	25,439
Total current assets	627,220	534,981

Property, plant and equipment, net	346,344	354,771
Goodwill	564,279	576,902
Other intangible assets, net	584,657	625,434
Deferred income taxes	6,256	6,813
Other long-term assets	71,850	51,984
Total assets	$2,200,606	$2,150,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,540	$52,748
Current portion of long-term debt	10,650	13,313
Accrued expenses and other current liabilities	132,738	139,797
Total current liabilities	198,928	205,858

Long-term debt, net of current portion	899,153	903,031
Deferred income taxes	74,016	74,930
Other long-term liabilities	84,428	88,129
Total liabilities	1,256,525	1,271,948

Commitments and contingencies (Note 13)

Stockholders’ equity:
Common Stock Authorized: 200,000 shares, $0.001 par value; Issued: 40,512 shares at March 31, 2022, and 40,221 shares at September 30, 2021	41	40
Capital in excess of par value of common stock	1,080,599	1,052,869
Retained earnings	467,515	431,968
Accumulated other comprehensive income	20,981	4,791
Treasury stock at cost, 11,900 shares at March 31, 2022, and 11,795 shares at September 30, 2021	(625,055)	(610,731)
Total stockholders’ equity	944,081	878,937

Total liabilities and stockholders’ equity	$2,200,606	$2,150,885

The accompanying notes are an integral part of these Consolidated Financial Statements.

CMC MATERIALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and amounts in thousands)

	Six Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$61,999	$(118,278)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,464	64,180
Share-based compensation expense	10,897	11,170
Deferred income tax benefit	(9,546)	(32,771)
Impairment charges	9,435	215,568
Amortization of terminated interest rate swap contract	5,572	3,715
Amortization of debt issuance costs	1,699	1,549
Accretion on Asset Retirement Obligations	300	293
Non-cash foreign exchange loss (gain)	284	(1,392)
Loss on disposal of assets	21	560
Other	(608)	(1,933)
Changes in operating assets and liabilities:
Accounts receivable	(21,454)	(12,352)
Inventories	(12,752)	(1,423)
Prepaid expenses and other assets	(1,645)	(16,137)
Accounts payable	6,097	5,261
Accrued expenses and other liabilities	(5,556)	5,498
Net cash provided by operating activities	110,207	123,508

Cash flows from investing activities:

Additions to property, plant and equipment	(23,310)	(21,119)
Proceeds from the sale of assets	10	363
Net cash used in investing activities	(23,300)	(20,756)

Cash flows from financing activities:
Dividends paid	(26,524)	(26,115)
Proceeds from issuance of stock	16,834	10,279
Repurchases of common stock under Share Repurchase Program	(10,600)	(10,002)
Repayment of long-term debt	(7,987)	(5,325)
Repurchases of common stock withheld for taxes	(3,724)	(5,436)
Other financing activities	(264)	(72)
Net cash used in financing activities	(32,265)	(36,671)

Effect of exchange rate changes on cash	(2,936)	1,401
Increase in cash and cash equivalents	51,706	67,482
Cash and cash equivalents at beginning of period	185,979	257,354
Cash and cash equivalents at end of period	$237,685	$324,836

Supplemental Cash Flow Information:
Purchases of property, plant and equipment in accrued liabilities and accounts payable at the end of the period	$2,177	$4,180
Cash paid during the period for lease liabilities	3,730	4,079
Right of use asset obtained in exchange for lease liabilities	294	2,761

The accompanying notes are an integral part of these Consolidated Financial Statements.

CMC MATERIALS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited and in thousands, except per share amount)

	Three Months Ended March 31,				Six Months Ended March 31,
	2022		2021		2022		2021
	Shares	$	Shares	$	Shares	$	Shares	$
Common Stock:
Beginning balance	40,466	$40	40,092	$40	40,221	$40	39,914	$40
Issuance of common stock under stock plans	46	1	95	-	291	1	273	-
Ending balance	40,512	41	40,187	40	40,512	41	40,187	40

Capital in Excess of Par:
Beginning balance		1,072,076		1,030,677		1,052,869		1,019,803
Share-based compensation expense		4,894		5,319		10,897		11,170
Exercise of stock options		3,629		5,256		13,122		6,693
Issuance of common stock under Employee Stock Purchase Plan		-		-		3,711		3,371
Issuance of restricted stock under Deposit Share Program		-		-		-		215
Ending balance		1,080,599		1,041,252		1,080,599		1,041,252

Retained Earnings:
Beginning balance		446,193		572,441		431,968		553,718
Net income (loss)		34,571		(149,808)		61,999		(118,278)
Dividends		(13,249)		(13,650)		(26,452)		(26,457)
Ending balance		467,515		408,983		467,515		408,983

Accumulated Other Comprehensive Income (Loss):
Beginning balance		9,181		5,135		4,791		(14,104)
Foreign currency translation adjustment		(11,417)		(13,815)		(14,009)		7,810
Cash flow hedges		23,217		17,816		30,199		15,430
Ending balance		20,981		9,136		20,981		9,136

Treasury Stock:
Beginning balance	11,898	(624,670)	10,931	(499,565)	11,795	(610,731)	10,834	(485,144)
Repurchases of common stock under Share Repurchase Program	-	-	5	(801)	79	(10,600)	67	(10,002)
Repurchases of common stock - other	2	(385)	2	(216)	26	(3,724)	37	(5,436)
Ending balance	11,900	(625,055)	10,938	(500,582)	11,900	(625,055)	10,938	(500,582)

Total Equity		$944,081		$958,829		$944,081		$958,829

Dividends per share of common stock		$0.46		$0.46		$0.92		$0.90

The accompanying notes are an integral part of these Consolidated Financial Statements.

CMC MATERIALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except per share amounts)

1. BACKGROUND AND BASIS OF PRESENTATION

CMC Materials, Inc. (“CMC”, “the Company”, “us”, “we”, or “our”) is a leading global supplier of consumable materials, primarily to semiconductor manufacturers. The Company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. On April 1, 2021 (“Acquisition Date”), the Company completed the acquisition of 100% of International Test Solutions, LLC (“ITS”) (“Acquisition”), which has expanded the Company’s portfolio of critical enabling solutions in the semiconductor manufacturing process. The Consolidated Financial Statements included in this Report on Form 10-Q include the financial results of ITS from the Acquisition Date. The Acquisition would not have materially affected the Company’s results of operations or financial position for the prior periods presented.

We operate our business within two reportable segments: Electronic Materials and Performance Materials. The Electronic Materials segment consists of our chemical mechanical planarization (“CMP”) slurries, CMP pads, electronic chemicals, and materials technologies businesses. The Performance Materials segment consists of our pipeline and industrial materials (“PIM”), wood treatment, and QED Technologies International, Inc. (“QED”) businesses.

The unaudited Consolidated Financial Statements have been prepared by CMC pursuant to the rules of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”) for interim financial information. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, these unaudited Consolidated Financial Statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair statement of CMC’s financial position, cash flows, and results of operations for the periods presented. The results may not be indicative of the results that may be expected for the fiscal year ending September 30, 2022. This Report on Form 10-Q should be read in conjunction with the Consolidated Financial Statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

The Consolidated Financial Statements include the accounts of CMC and its subsidiaries. All intercompany transactions and balances between the companies have been eliminated.

In the Consolidated Statements of Income (Loss) of this Report on Form 10-Q, the presentation for Interest income has been changed for the three and six months ended March 31, 2021 to conform to the current presentation. The amounts for the three and six months ended March 31, 2021 related to Interest income are now presented under “Interest expense, net.”

USE OF ESTIMATES

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results may differ from these estimates under different assumptions or conditions.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

ASU No. 2019-12 “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes, was issued to simplify Topic 740 through improving consistency and removing certain exceptions to general principles. The Company adopted this standard effective October 1, 2021, which did not have a material impact on our results of operations or financial condition.

ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT YET ADOPTED

ASU No. 2020-04 “Reference Rate Reform” (Topic 848) - Facilitation of the Effects of Reference Rate Reform on Financial Reporting, provides optional guidance for accounting for contracts, hedging relationships, and other transactions affected by the reference rate reform, if certain criteria are met. The provisions of this standard are available for election through December 31, 2022. We are currently evaluating the impact of the reference rate reform on our contracts and the resulting impact of adopting this standard on our financial statements.

8

2. MERGER AGREEMENT

On December 14, 2021, the Company entered into an agreement and plan of merger (“Merger Agreement”) with Entegris, Inc. (“Entegris”) and Yosemite Merger Sub, Inc., a wholly owned subsidiary of Entegris (“Merger Sub”) under which Entegris will acquire the Company in a cash and stock transaction. The Merger Agreement provides that (1) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Entegris, and (2) at the effective time of the Merger, each issued and outstanding share of CMC common stock (other than (i) shares of CMC common stock owned by the Company, Entegris or any of their respective subsidiaries immediately prior to the effective time of the Merger and (ii) shares of CMC common stock as to which dissenters’ rights have been properly perfected) will be converted into the right to receive $133 in cash and 0.4506 shares of Entegris common stock, plus cash in lieu of any fractional shares (the “Entegris Transaction”). The Merger Agreement was approved by our stockholders at a special meeting held on March 3, 2022.

The Entegris Transaction, which is currently expected to close in the second half of calendar 2022, is subject to the satisfaction of certain customary closing conditions, including, among others, receipt of certain regulatory approvals. The Merger Agreement contains certain termination rights for both CMC and Entegris.

3. REVENUE FROM CONTRACTS WITH CUSTOMERS

The Company disaggregates revenue by product area and segment as it best depicts the nature and amount of the Company’s revenue. See Note 16 of this Report on Form 10-Q for more information.

The following table provides information about contract liability balances:

	Consolidated Balance Sheet Location	March 31, 2022	September 30, 2021
Contract liabilities (current)	Accrued expenses and other current liabilities	$10,254	$8,883
Contract liabilities (noncurrent)	Other long-term liabilities	3,981	1,788

4. SEVERANCE AND EXIT COSTS

During the first quarter of fiscal 2022, the Company initiated a strategic cost optimization program (“Future Forward”) designed to implement structural changes to enhance operational efficiencies. Future Forward includes targeted position eliminations and other actions to reduce expenses.

As a result of the Future Forward program, the Company recorded the following expenses, which were not allocated to either of the Company’s two reportable segments:

Consolidated Statement of Income (Loss) Location	Three Months Ended March 31, 2022	Six Months Ended March 31, 2022
Employee severance expenses:
Cost of sales	$2	$971
Selling, general and administrative	43	2,053
Total	$45	$3,024

As of March 31, 2022, liabilities related to Future Forward were classified as current and presented within Accrued expenses and other current liabilities within the Consolidated Balance Sheets. Liability activity for Future Forward for the six months ended March 31, 2022 is as follows:

Balance at September 30, 2021	$-
Charge to earnings	3,024
Cash paid	(2,516)
Balance at March 31, 2022	$508

Additional Future Forward initiatives may be implemented during fiscal 2022 that may result in additional expense or charges.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company is required to record certain assets and liabilities at fair value. The valuation methods used for determining the fair value of these financial instruments by hierarchy are as follows:

Level 1

Cash and cash equivalents consist of various bank accounts used to support our operations and investments in institutional money-market funds that are traded in active markets.

Other long-term investments represent the fair value of investments under our supplemental employee retirement plan (“SERP”). The fair value of the investments is determined through quoted market prices within actively traded markets.

Level 2	Derivative financial instruments include foreign exchange contracts and an interest rate swap contract. The fair value of our derivative instruments is estimated using standard valuation models and market-based observable inputs over the contractual term, including one-month London Inter-bank Offered Rate (“LIBOR”) based yield curves for the interest rate swap, and forward rates and/or the Overnight Index Swap curve for forward foreign exchange contracts, among others.
Level 3	No Level 3 financial instruments

The following table presents financial instruments, other than debt, that we measure at fair value on a recurring basis. See Note 11 of this Report on Form 10-Q for a discussion of our debt. In instances where the inputs used to measure the fair value of an asset fall into more than one level of the hierarchy, we have classified it based on the lowest level input that is significant to the determination of the fair value.

	Level 1		Level 2		Level 3		Total Fair Value
	March 31, 2022	September 30, 2021	March 31, 2022	September 30, 2021	March 31, 2022	September 30, 2021	March 31, 2022	September 30, 2021
Assets:
Cash and cash equivalents	$237,685	$185,979	$-	$-	$-	$-	$237,685	$185,979
Other long-term investments	1,541	1,439	-	-	-	-	1,541	1,439
Derivative financial instruments	-	-	43,027	12,335	-	-	43,027	12,335
Total assets	$239,226	$187,418	$43,027	$12,335	$-	$-	$282,253	$199,753

Liabilities:
Derivative financial instruments	-	-	489	3,383	-	-	489	3,383
Total liabilities	$-	$-	$489	$3,383	$-	$-	$489	$3,383

6. INVENTORIES

Inventories consisted of the following:

	March 31, 2022	September 30, 2021
Raw materials	$72,092	$67,969
Work in process	18,705	17,358
Finished goods	93,933	88,137
Total	$184,730	$173,464

7. GOODWILL

Goodwill activity for each of the Company’s reportable segments for the six months ended March 31, 2022 is as follows:

	Electronic Materials	Performance Materials	Total
Balance at September 30, 2021, net of accumulated impairment of $227,126	$444,233	$132,669	$576,902
Foreign currency translation impact	(3,393)	205	(3,188)
Impairment (See Note 8)	-	(9,435)	(9,435)
Balance at March 31, 2022, net of accumulated impairment of $236,561	$440,840	$123,439	$564,279

The Company recorded non-cash, pre-tax goodwill impairment charges of $9,435 for the six months ended March 31, 2022 and $6,671 and $10,752 for the three and six months ended March 31, 2021, respectively, due to the previously announced planned closure of the wood treatment business, which the Company completed during the second quarter of fiscal 2022, included in the Performance Materials segment. See Note 8 of this Report on Form 10-Q for a discussion of the wood treatment impairments.

During the second quarter of fiscal 2021, the Company recorded a non-cash, pre-tax goodwill impairment charge of $201,550 related to the PIM reporting unit, included in the Performance Materials segment, due to adverse impacts of the COVID-19 Pandemic (“Pandemic”) and higher raw material cost. The goodwill impairment charge and related tax benefit of $23,539 are presented within Impairment charges and the Provision for (benefit from) income taxes, respectively, in the Consolidated Statements of Income (Loss) for the three and six months ended March 31, 2021.

We continue to monitor the industries in which we operate and our businesses’ performance for indicators of potential impairment. We perform an impairment assessment of goodwill and other intangible assets at the reporting unit level annually, or more frequently if circumstances indicate that the carrying value may not be recoverable. As previously disclosed, the estimated fair value of the PIM reporting unit was determined to exceed the carrying value by approximately 5% as of the most recent annual assessment date, July 1, 2021. Potential future impairments could be material to the Company’s Consolidated Balance Sheets and to the Consolidated Statements of Income (Loss), but we do not expect them to affect the Company’s reported Net cash provided by operating activities.

8. WOOD TREATMENT

As a result of our previously announced planned closure of the Company’s wood treatment business, the Matamoros, Mexico and the Tuscaloosa, Alabama facilities ceased production during the first and second quarters of fiscal 2022, respectively, and the remaining inventory was sold to customers during the second quarter of fiscal 2022. The exit of the wood treatment business did not meet the criteria to be classified as a discontinued operation in the Company’s financial statements.

During the first quarter of fiscal 2022, the Company recorded a non-cash, pre-tax goodwill impairment charge of $9,435, resulting in no remaining carrying value of goodwill or long-lived assets for the wood treatment business. The Company recorded long-lived asset and goodwill impairment charges of $6,671 and $14,018 for the three and six months ended March 31, 2021, respectively.

The impairment charges, included in the Performance Materials segment, are presented within Impairment charges in the Consolidated Statements of Income (Loss) for the six months ended March 31, 2022 and the three and six months ended March 31, 2021. The goodwill impairment charge is not tax deductible, therefore there is no related tax benefit for the six months ended March 31, 2022 or the three and six months ended March 31, 2021.

9. OTHER LONG-TERM ASSETS

	March 31, 2022	September 30, 2021
Interest rate swap (See Note 12)	$36,902	$12,335
Right of use assets	25,738	29,302
Prepaid unamortized debt issuance cost - revolver	2,151	2,201
SERP investments	1,541	1,439
Vendor contract assets	732	1,329
Other long-term assets	4,786	5,378
Total	$71,850	$51,984

10. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	March 31, 2022	September 30, 2021
Accrued compensation	$34,501	$47,360
Income taxes payable	15,585	16,836
Dividends payable	13,755	13,827
Asset retirement obligation (current)	12,163	11,933
Entegris Transaction-related liabilities	11,593	-
Contract liabilities (current)	10,254	8,883
Taxes, other than income taxes	7,577	6,620
Current portion of operating lease liability	7,328	7,646
Current portion of terminated swap liability (See Note 12)	5,855	5,855
Goods and services received, not yet invoiced	4,859	3,866
Accrued interest	197	1,846
Interest rate swap liability (See Note 12)	-	2,995
Other	9,071	12,130
Total	$132,738	$139,797

11. DEBT

	March 31, 2022	September 30, 2021
Senior Secured Term Loan Facility, one-month LIBOR plus 2.00%	$920,388	$928,375
Less: Unamortized debt issuance costs	(10,585)	(12,031)
Total debt	909,803	916,344
Less: Current maturities and short-term debt	(10,650)	(13,313)
Total long-term debt excluding current maturities	$899,153	$903,031

The Company’s credit agreement as amended (“Amended Credit Agreement”) includes a Senior Secured Term Loan Facility (“Term Loan Facility”) and a revolving credit facility (“Revolving Credit Facility”). As of March 31, 2022, there were no borrowings outstanding under the Revolving Credit Facility and our available credit was $350,000, which includes our letter of credit sub-facility.

At March 31, 2022 and September 30, 2021, the fair value of the Term Loan Facility, using level 2 inputs, approximated its carrying value as the loan bears a floating market rate of interest.

As of March 31, 2022, scheduled principal repayments of the Term Loan Facility were:

Fiscal Year	Principal Repayments
Remainder of 2022	$5,326
2023	10,650
2024	10,650
2025	10,650
2026	883,112
Total	$920,388

12. DERIVATIVE FINANCIAL INSTRUMENTS

We are exposed to various market risks, including risks associated with interest rates and foreign currency exchange rates. We enter into certain derivative transactions to mitigate the volatility associated with these exposures.

CASH FLOW HEDGES - INTEREST RATE SWAP CONTRACT

During the first quarter of fiscal 2021, the Company entered into a new interest rate swap agreement to extend the duration of its existing swap arrangement and to take advantage of lower interest rates. At that time, the then existing interest rate swap, which was in a loss position of $35.3 million, was terminated, and the hedging relationship was de-designated. The liability for the terminated interest rate swap is not measured at fair value. The current and long-term portion of the liability for the terminated swap are recorded in Accrued expenses and other current liabilities and Other long-term liabilities, respectively, on the Consolidated Balance Sheet and will be paid over the remaining term of the new swap. The loss amount for the terminated swap is included in Accumulated other comprehensive income and will be amortized on a straight-lined basis into interest expense through January 31, 2024, the remaining term of the original swap.

The new interest rate swap is a floating-to-fixed interest rate swap contract to hedge the variability in LIBOR-based interest payments on a portion of our outstanding variable rate debt. The notional amount is scheduled to decrease quarterly and will expire on January 29, 2027. The new interest rate swap was designated as a cash flow hedge based on certain quantitative and qualitative assessments and we have determined that the hedge is highly effective and qualifies for hedge accounting.

FOREIGN CURRENCY CONTRACTS NOT DESIGNATED AS HEDGES

We enter into forward foreign exchange contracts in an effort to mitigate the risks associated with currency fluctuations on certain foreign currency balance sheet exposures. These foreign exchange contracts do not qualify for hedge accounting.

The notional amounts of our derivative instruments are as follows:

	March 31, 2022	September 30, 2021
Derivatives designated as hedging instruments:
Interest rate swap contract - new agreement	$552,015	$555,210

Derivatives not designated as hedging instruments:
Foreign exchange contracts to purchase U.S. dollars	$4,250	$4,225
Foreign exchange contracts to sell U.S. dollars	29,290	23,235

The fair values of our derivative instruments included in the Consolidated Balance Sheets are as follows:

		Derivative Assets		Derivative Liabilities
	Consolidated Balance Sheet Location	March 31, 2022	September 30, 2021	March 31, 2022	September 30, 2021
Derivatives designated as hedging instruments:
Interest rate swap contract	Prepaid expenses and other current assets	$6,001	$-	$-	$-
	Other long-term assets	36,902	12,335	-	-
	Accrued expenses and other current liabilities	-	-	-	2,995

Derivatives not designated as hedging instruments:
Foreign exchange contracts	Prepaid expenses and other current assets	$124	$-	$-	$-
	Accrued expenses and other current liabilities	-	-	489	388

The following table summarizes the effects of our derivative instruments on our Consolidated Statements of Income (Loss):

		Loss Recognized in Statement of Income (Loss)
		Three Months Ended March 31,		Six Months Ended March 31,
	Consolidated Statement of Income (Loss) Location	2022	2021	2022	2021
Derivatives designated as hedging instruments:
Interest rate swap contract	Interest expense, net	$(792)	$(809)	$(1,583)	$(3,254)
Terminated interest rate swap contract	Interest expense, net	(2,786)	(2,786)	(5,572)	(3,715)

Derivatives not designated as hedging instruments:
Foreign exchange contracts	Other (expense) income, net	$(673)	$(759)	$(1,385)	$(637)

The following table summarizes the effects of our derivative instruments on Accumulated other comprehensive income:

	Gain Recognized in Other Comprehensive Income
	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Derivatives designated as hedging instruments:
Interest rate swap contract	$26,508	$19,361	$31,979	$12,912

We expect approximately $5,143 to be reclassified from Accumulated other comprehensive income into Interest expense, net during the next twelve months related to our interest rate swap based on projected rates of the LIBOR forward curve as of March 31, 2022. This amount includes the amortization of the loss associated with the terminated swap contract.

13. COMMITMENTS AND CONTINGENCIES

In connection with the acquisition of KMG, through our subsidiary KMG-Bernuth, Inc. (“KMG-Bernuth”), as of November 15, 2018, we assumed a contingency related to the Star Lake Canal Superfund Site near Beaumont, Texas (“Star Lake”). In 2014, prior to the acquisition of KMG, the United States Environmental Protection Agency (“EPA”) had notified KMG-Bernuth that the EPA considered it to be a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in connection with Star Lake. Although KMG-Bernuth has not conceded liability with respect to Star Lake, and has asserted to the EPA and other parties its defenses to any liability, KMG-Bernuth and seven other cooperating parties entered into an agreement with the EPA in September 2016 to complete a remedial design of the remediation actions for the site and recorded a reserve at that time. During the fourth quarter of fiscal 2021, an additional reserve for the anticipated remedial action phase, which will be performed under a separate future agreement, was established for $2,508. As of March 31, 2022, the reserve related to Star Lake was $2,711.

Separately, in fiscal 2019, a fire, which involved non-hazardous waste materials and caused no injuries, occurred at a warehouse at the KMG-Bernuth wood treatment facility in Tuscaloosa, Alabama. Although we believe we have completed cleanup efforts related to the fire incident, there are potential other related costs that cannot be reasonably estimated as of this time due to the nature of federally-regulated requirements for the products produced there. During the second quarter of fiscal 2022, the Company received a settlement of $3,500 related to the fire incident, and we continue to work with our insurance carriers on possible recovery of losses and costs related to it. At this point we cannot reasonably estimate whether we will receive any additional insurance recoveries, or if so, the amount of such recoveries.

PURCHASE OBLIGATIONS

We have $6,818 of contractual commitments through December 2022 under an abrasive particle supply agreement and a contractual commitment of $4,478 to purchase non-water based carrier fluid.

14. INCOME TAXES

The Company recorded income tax expense of $10,979 and $14,196 for the three and six months ended March 31, 2022, respectively, compared to income tax benefits of $16,109 and $8,563 for the three and six months ended March 31, 2021, respectively. The Company’s effective income tax rate was 24.1% and 18.6% for the three and six months ended March 31, 2022, respectively, compared to 9.7% and 6.8% for the three and six months ended March 31, 2021, respectively. The changes in our effective tax rate for the three and six months ended March 31, 2022 compared to the prior year were primarily attributable to a lower unfavorable impact from the goodwill impairment charges related to PIM and wood treatment and a higher tax benefit related to share-based compensation.

15. EARNINGS (LOSS) PER SHARE

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Numerator:
Net income (loss) available to common shares	$34,571	$(149,808)	$61,999	$(118,278)

Denominator:
Weighted average common shares	28,609	29,210	28,526	29,164
Weighted average effect of dilutive securities	390	-	383	-
Diluted weighted average common shares	28,999	29,210	28,909	29,164

Earnings (loss) per share:
Basic	$1.21	$(5.13)	$2.17	$(4.06)
Diluted	$1.19	$(5.13)	$2.14	$(4.06)

For the three and six months ended March 31, 2021, no dilutive shares were calculated, as dilutive potential common shares in a net loss situation would be anti-dilutive.

Shares excluded from the calculation of Diluted earnings per share as their inclusion would have been anti-dilutive under the treasury stock method are as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Outstanding stock options	4	-	27	-

16. SEGMENT REPORTING

We identify our segments based on our management structure and the financial information used by our chief executive officer, who is our chief operating decision maker, to assess segment performance and allocate resources among our operating units. We have the following two reportable segments:

ELECTRONIC MATERIALS

Electronic Materials includes products and solutions for the semiconductor industry and consists of our CMP slurries, CMP pads, electronic chemicals, and materials technologies businesses.

PERFORMANCE MATERIALS

Performance Materials consists of our PIM, wood treatment, and QED businesses.

Our chief operating decision maker evaluates segment performance based upon revenue and segment adjusted EBITDA. Segment adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted for certain items that affect comparability from period to period. These adjustments include impairment charges, Entegris Transaction-related expenses, Future Forward-related expenses, acquisition and integration-related expenses, net costs related to restructuring of the wood treatment business, costs related to the Pandemic, net of grants received, and costs related to the KMG-Bernuth warehouse fire, net of recoveries. We exclude these items from earnings when presenting adjusted EBITDA because we believe they are not indicative of a segment’s regular, ongoing operating performance. Adjusted EBITDA is also a performance metric for our fiscal 2022 Short-Term Incentive Program (“STIP”). Our chief operating decision maker does not use assets by segment to evaluate performance or allocate resources, and therefore, we do not disclose assets by segment.

The two segments operate independently and serve different markets and customers, as a result there are no sales between segments. Revenue from external customers by segment are as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021

Electronic Materials:
CMP slurries	$146,540	$140,194	$292,681	$274,915
Electronic chemicals	95,111	80,098	186,250	160,104
CMP pads	26,815	22,255	50,854	44,326
Materials technologies	6,045	-	12,377	-
Total Electronic Materials	274,511	242,547	542,162	479,345

Performance Materials:
PIM	30,394	25,987	57,029	51,894
Wood treatment	10,907	15,546	25,865	32,869
QED	8,315	6,448	16,117	14,283
Total Performance Materials	49,616	47,981	99,011	99,046

Total	$324,127	$290,528	$641,173	$578,391

Capital expenditures by segment are as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Electronic Materials	$6,229	$6,258	$13,365	$11,692
Performance Materials	419	957	2,029	2,267
Corporate	3,289	2,500	5,083	5,975
Total	$9,938	$9,715	$20,478	$19,934

Adjusted EBITDA by segment is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income (loss)	$34,571	$(149,808)	$61,999	$(118,278)
Interest expense, net	9,537	9,495	19,280	19,080
Provision for (benefit from) income taxes	10,979	(16,109)	14,196	(8,563)
Depreciation and amortization	32,762	32,289	65,464	64,180
EBITDA	87,849	(124,133)	160,939	(43,581)
Entegris Transaction-related expenses	12,243	-	18,293	-
Impairment charges	-	208,221	9,435	215,568
Future Forward-related expenses	45	-	3,024	-
Net costs related to restructuring of the wood treatment business	219	46	245	72
Costs related to the Pandemic, net of grants received	-	(421)	-	841
Acquisition and integration-related expenses	(540)	2,167	(233)	4,536
Costs related to KMG-Bernuth warehouse fire, net of recoveries	(3,500)	(1,076)	(3,500)	(1,076)
Consolidated adjusted EBITDA	$96,316	$84,804	$188,203	$176,360

Segment adjusted EBITDA:
Electronic Materials	$93,957	$81,315	$182,039	$162,071
Performance Materials	13,901	18,750	28,902	41,725
Unallocated corporate expenses	(11,542)	(15,261)	(22,738)	(27,436)
Consolidated adjusted EBITDA	$96,316	$84,804	$188,203	$176,360

The unallocated portions of corporate functions, including finance, legal, human resources, information technology, and corporate development, are not directly attributable to a reportable segment.